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                                   EXHIBIT 2

                  JOINT STATEMENT PURSUANT TO RULE 13d-1(k)(1)

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.



Dated: July 9, 1999       By:  /s/ J. Taft Symonds
                               ----------------------------------------------
                                        J. Taft Symonds, President



Dated: July 9, 1999       SYMONDS TRUST COMPANY, LTD.


                          By:  /s/ J. Taft Symonds
                               ----------------------------------------------
                                        J. Taft Symonds, President

Dated: July 9, 1999       /s/ Anne Allen Symonds
                          -----------------------------------------------------
                                        Anne Allen Symonds

Dated: July 9, 1999       ANNE ALLEN SYMONDS REVOCABLE TRUST


                          By:  /s/ Anne Allen Symonds
                               ------------------------------------------------
                                        Anne Allen Symonds, Trustee